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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our reports dated March 22, 1996 and March 24, 1995 with respect to the Combined Financial Statements of Medo Industries, Inc., Medo Manufacturing Corp. and Medo Industries Canada, Ltd. for each of the three years in the period ended December 31, 1995 incorporated by reference in the Current Report on Form 8-K dated October 2, 1996 of Quaker State Corporation.



                                           /s/ Ernst & Young LLP


                                           ERNST & YOUNG LLP






White Plains, New York

October 8, 1996.